Exhibit 10.1

KLX INC. LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Award Agreement”) is made effective as of                                        (the “Date of Grant”) between KLX Inc., a Delaware corporation (the “Company”), and                                    (the “Participant”).  Capitalized terms not otherwise defined herein shall have the same meanings as in the KLX Inc. Long-Term Incentive Plan (the “Plan”).

WHEREAS, the Company desires to grant the Restricted Stock provided for herein to the Participant pursuant to the Plan and the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.                                      Grant of the Award.  Subject to the provisions of this Award Agreement and the Plan, the Company hereby grants to the Participant, an aggregate of                                  restricted shares of Common Stock (the “Restricted Stock”), subject to adjustment as set forth in the Plan.  * (*%) of the Restricted Stock shall be subject to time-based vesting (“Time-Based Restricted Stock”) and * (*%) of the Restricted Stock shall be subject to performance-based vesting (“Performance-Based Restricted Stock”).

2.                                      Incorporation of Plan.  The Participant acknowledges receipt of the Plan, a copy of which is attached hereto and represents that he is familiar with its terms and provisions.  This Award Agreement and the Restricted Stock shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Award Agreement, the Plan shall govern.  Defined terms used herein without definition shall have the meanings ascribed thereto in the Plan.

3.                                      Vesting Schedule.  Subject to the terms and conditions hereof, the Participant shall vest in the Restricted Stock as follows, unless previously vested or canceled in accordance with the provisions of the Plan or this Award Agreement:

(a)                                 Time-Based Restricted Stock.  *

(b)                                 Performance-Based Restricted Stock.  *

4.                                      Termination of Employment.  In the event of the Participant’s termination of employment with the Company prior to the vesting of all shares of Restricted Stock hereunder for any reason other than death or Disability, all unvested shares of Restricted Stock shall be cancelled immediately without consideration as of the date of such termination.

5.                                      Death or Disability.  If, prior to the vesting of all shares of Restricted Stock hereunder, the Participant’s employment with the Company terminates due to death or Disability, all of the unvested shares of Restricted Stock shall vest immediately and shall no longer be subject to cancellation pursuant to Section 4 or the transfer restrictions set forth in Section 7.

6.                                      Change in Control.  [Change in Control vesting provisions to be determined on a case-by-case basis by the Compensation Committee.]

7.                                      Nontransferability of Restricted Stock.  Unless otherwise determined by the Committee, the Restricted Stock may not be transferred, pledged, alienated, assigned or otherwise attorned other than by last will and testament or by the laws of descent and distribution or pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, subject to such terms and conditions as it shall specify, permit the transfer of the Restricted Stock, including, without limitation, for no consideration to a charitable institution or a Permitted Transferee.  Any shares of Restricted Stock transferred to a charitable institution may not be further transferable without the Committee’s approval and any shares of Restricted Stock transferred to a Permitted

Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

8.                                      Rights as a Stockholder.  The Participant shall have, with respect to the Restricted Stock, all the rights of a stockholder of the Company, including, if applicable, the right to vote the Restricted Stock and to receive any dividends or other distributions, subject to the restrictions set forth in the Plan and this Award Agreement.

9.                                      Dividends and Distributions.  Any cash, Common Stock or other securities of the Company or other consideration received by the Participant as a result of a distribution to holders of Restricted Stock or as a dividend on the Restricted Stock shall be subject to the same restrictions as the Restricted Stock, and all references to Restricted Stock hereunder shall be deemed to include such cash, Common Stock or other securities or consideration.

10.                               Legend on Certificates.  The Committee may cause a legend or legends to be put on certificates representing the Common Stock underlying the Restricted Stock to make appropriate reference to such restrictions as the Committee may deem advisable under the Plan or as may be required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange that lists the Common Stock, and any applicable federal or state laws.

11.                               Conditions to Delivery of Common Stock Certificates.  The Company shall not be required to deliver any certificate or certificates for shares of Common Stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a)                                 The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee determines to be necessary or advisable; and

(b)                                 The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.

12.                               Physical Custody.  The Restricted Stock may be issued in certificate form or electronically in “book entry”.  The Secretary of the Company or such other representative as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under this Award Agreement with respect to the shares evidenced by such certificate expire or are removed.  In no event shall the Participant retain physical custody of any certificates representing unvested Restricted Stock assigned to Participant.

13.                               No Entitlements.

(a)                                 No Right to Continued Employment.  This award is not an employment agreement, and nothing in this Award Agreement or the Plan shall (i) alter the Participant’s status as an “at-will” employee of the Company, (ii) be construed as guaranteeing the Participant’s employment by the Company or as giving the Participant any right to continue in the employ of the Company during any period (including without limitation the period between the Date Of Grant and the applicable vesting date in accordance with Section 3) or (iii) be construed as giving the Participant any right to be reemployed by the Company following any termination of Employment.

(b)                                 No Right to Future Awards.  This award of Restricted Stock and all other equity-based awards under the Plan are discretionary.  This award does not confer on the Participant any right or entitlement to receive another award of Restricted Stock or any other equity-based award at any time in the future or in respect of any future period.

(c)                                  No Effect on Future Employment Compensation.  The Company has made this award of Restricted Stock to the Participant in its sole discretion.  This award does not confer on the Participant any right or entitlement to receive compensation in any specific amount for any future fiscal year, and does not diminish in any way the Company’s discretion to determine the amount, if any, of the Participant’s compensation.  In addition, this award of Restricted Stock is not part of the Participant’s base salary or wages and will not be taken into account in determining any other employment-related rights the Participant may have, such as rights to pension or severance pay.

14.                               Taxes and Withholding.  No later than the date as of which an amount with respect to the Restricted Stock first becomes includable in the gross income of the Participant for applicable income tax purposes, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Committee, in accordance with rules and procedures established by the Committee, the minimum required withholding obligations may be settled in Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement.  The obligations of the Company to deliver the certificates for shares of Common Stock under this Award Agreement shall be conditional upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including, without limitation, by withholding shares of Common Stock to be delivered upon vesting.

15.                               Section 83(b) Election.  If, within 30 days of the Date of Grant, the Participant makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended and the regulations and guidance promulgated thereunder (the “Code”), or any successor section thereto, to be taxed with respect to all or any portion of the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

16.                               Securities Laws.  In connection with the grant or vesting of the Restricted Stock the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Award Agreement.

17.                               Miscellaneous Provisions.

(a)                                 Notices.  Any notice necessary under this Award Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Notwithstanding the foregoing, the Company may deliver notices to the Participant by means of email or other electronic means that are generally used for employee communications.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

(b)                                 Headings.  The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Award Agreement.

(c)                                  Counterparts.  This Award Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(d)                                 Entire Agreement.  This Award Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof. They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(e)                                  Amendments.  The Board or the Committee shall have the power to alter, amend, modify or terminate the Plan or this Award Agreement at any time; provided, however, that no such termination, amendment or modification may adversely affect, in any material respect, the Participant’s rights under this Award Agreement without the Participant’s consent.  Notwithstanding the foregoing, the Company shall have broad authority to amend this Award Agreement without the consent of the Participant to the extent it deems necessary or desirable (i) to comply with or take into account changes in or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (ii) to ensure that the Restricted Stock is not subject to taxes, interest and penalties under Section 409A of the Code, (iii) to take into account unusual or nonrecurring events or market conditions, or (iv) to take into account significant acquisitions or dispositions of assets or other property by the Company.  Any amendment, modification or termination shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person.  The Committee shall give written notice to the Participant in accordance with Section 17(a) of any such amendment, modification or termination as promptly as practicable after the adoption thereof.  The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the Restricted Stock in any manner that is consistent with the Plan and approved by the Committee.

(f)                                   Successor.  Except as otherwise provided herein, this Award Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any Permitted Transferee pursuant to Section 7.

(g)                                  Choice of Law.  Except as to matters of federal law, this Award Agreement and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida (other than its conflict of law rules).

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KLX INC.

By:
Name:
Title: